CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Strategic Growth Fund (K-2)

     We consent to the use of our reports incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Boston, Massachusetts
May  16 , 1997